EXHIBIT NO. 99.(j) 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information of MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2040 Fund and MFS Lifetime 2050 Fund in Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A, No. 333-126328).

We also consent to the incorporation by reference, in such Statement of Additional Information of our report, dated June 18, 2012, with respect to the financial statements and financial highlights of MFS Lifetime Retirement Income Fund, MFS Lifetime 2010 Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2040 Fund and MFS Lifetime 2050 Fund, included in the Annual Report to Shareholders for the fiscal year ended April 30, 2012.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Boston, Massachusetts
August 23, 2012